Charles E. Smith

                           Certified Public Accountant
                                 709-B West Rusk
                                    Suite 580
                              Rockwall, Texas 75087

                            TELEPHONE (214) 212-2307


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders of GameHappy.com, Inc.

         I have audited the accompanying balance sheets of GameHappy.com, Inc. as of December 31, 2000 and 2001, and the related statements of operations, stockholders' equity and accumulated deficit, and cash flows for the period from April 13, 2000 (date of inception) to December 31, 2000 and the year ended December 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

         I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

         In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GameHappy.com, Inc. as of December 31, 2000 and 2001, and the results of operations and its cash flows for the period from April 13, 2000 (date of inception) to December 31, 2000 and the year ended December 31, 2001 in conformity with generally accepted accounting principles.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note F to the financial statements the Company is a start up enterprise and presently does not have capital resources which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might arise from the outcome of this uncertainty.



Charles E. Smith
Rockwall, Texas
March 25, 2002